                                                                   EXHIBIT 15(F)

                               POWER-OF-ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the person(s) whose signature appears below hereby constitutes and appoints Pauletta P. Cohn and Robert F. Herbert, Jr. or each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

         Signature                              Title                     Date
         ---------                              -----                     ----
/s/ Rodney O. Martin, Jr.            Chairman of the Board of           December 23, 2002
-------------------------------      Directors and President
Rodney O. Martin, Jr.

/s/ Nicholas Alexander O'Kulich      Vice Chairman of the Board of      December 23, 2002
-------------------------------      Directors
Nicholas Alexander O'Kulich

/s/ David L. Herzog                  Executive Vice President and       December 23, 2002
-------------------------------      Chief Financial Officer and
David L. Herzog                      Director

/s/ Gary D. Reddick                  Executive Vice President and       December 23, 2002
-------------------------------      Director
Gary D. Reddick

/s/ Robert F. Herbert, Jr.           Senior Vice President and          December 23, 2002
-------------------------------      Director
Robert F. Herbert, Jr.

/s/ Robinson Kendall Nottingham      Director                           December 23, 2002
-------------------------------
Robinson Kendall Nottingham

/s/ Elizabeth Margaret Tuck          Secretary                          December 23, 2002
-------------------------------
Elizabeth Margaret Tuck